UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	34-6542451 (I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On July 9, 2014, the KeyCorp Board of Directors elected David K. Wilson, age 59, to the Board of Directors. Prior to retiring in 2013, Mr. Wilson held various posts within the Office of the Comptroller of the Currency (“OCC”) over a total of 32 years. He also spent time in the banking industry from 1992 to 1995, serving as a Senior Vice President at First Interstate Bancorp and then becoming Executive Vice President and Senior Credit Review Officer.

    The election of Mr. Wilson increases the size of KeyCorp’s Board of Directors to 13 members. Mr. Wilson will serve as a member of the KeyCorp Risk Committee. As is true for all non-employee KeyCorp Directors, Mr. Wilson will be entitled to an annual award under the KeyCorp Directors’ Deferred Share Sub-Plan each May and will also be entitled to quarterly and per meeting director fees.

    A copy of KeyCorp’s press release dated July 9, 2014 announcing the election of Mr. Wilson is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated July 9, 2014, announcing the election of David K. Wilson as a Director of KeyCorp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: July 9, 2014

/s/ Paul N. Harris
	By:	Paul N. Harris
General Counsel and Secretary